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                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)  OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 16, 1999

                          SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     TEXAS
                 (State or Other Jurisdiction of Incorporation)

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
             1-11602                                    76-0273345
      (Commission File No.)                (I.R.S. Employer Identification No.)
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                            3006 Longhorn Boulevard
                                   Suite 107
                              Austin, Texas 78758
                    (Address of Principal Executive Offices)

                                  512/339-5020
              (Registrant's Telephone Number, Including Area Code)

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Item 5. Other Events

     On March 26, 1999, SI Diamond Technology, Inc. ("SI Diamond"), a Texas corporation, announced that it has licensed its patents in the field of electron field emission display applications to Canon Inc., one of the world's largest manufacturers of information and office equipment. This worldwide non-exclusive license provided for an immediate $5.0 million net payment to SI Diamond after taxes paid. This license excludes certain electron field emission display technology that will be used exclusively by SI Diamond for the development of the next generation billboard and video wall products.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits:

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
    10.1    Patent License Agreement

    99.1 News Release, "SI Diamond Issues Non-Exclusive License For Amount Exceeding $5.0 Million--SI Diamond Will Show First Profitable Quarter--Achieves Positive Net Worth," March 30, 1999.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                SI DIAMOND TECHNOLOGY, INC.

                                                By: /s/ Douglas P. Baker
                                                   ---------------------------
                                                         Douglas P. Baker
                                                        Vice President and
                                                      Chief Financial Officer


Dated: September 27, 1999